                                                                  EXHIBIT 23.4




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-20007 of FPA Medical Management, Inc. on Form S-3 of the report of Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C. dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. as of December 31, 1993 and for the year then ended, appearing in Registration Statement No. 33-13535 of FPA Medical Management, Inc. on Form S-4.


We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ STEVENSON, JONES & HOLMAAS, P.C.

STEVENSON, JONES & HOLMAAS, P.C.
Tucson, Arizona


February 10, 1997